Exhibit 32.1

                                CERTIFICATION OF
                             CHIEF EXECUTIVE OFFICER
                             OF 99 CENTS ONLY STORES

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Report") for the period ended March 31, 2004 of 99 Cents Only Stores (the "Issuer").

I, David Gold, the Chief Executive Officer of Issuer certify that to the best of my knowledge:

     (i)  the  Report  fully  complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.


Date:  April  29,  2004

By:    /s/  David  Gold
       ----------------
       David  Gold,  Chief  Executive  Officer